Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX Corporation Reports Fiscal 2014 Second Quarter Results
Strong Growth and Execution Across All Business Units Drove Record Q2 Results
Fremont, Calif., - July 2, 2014 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal second quarter ended May 31, 2014.

	Q2 FY14	Q2 FY13	Net change
Revenue ($M)	$3,454	$2,591	33.3%
Operating income ($M)	$68.1	$52.0	31.0%
Non-GAAP operating income ($M)	$99.0	$53.9	83.5%
Operating margin	1.97%	2.01%	(4bps)
Non-GAAP operating margin	2.87%	2.08%	79bps
Net income attributable to SYNNEX Corporation ($M)	$39.6	$30.8	28.5%
Non-GAAP net income attributable to SYNNEX Corporation ($M)	$59.5	$32.0	85.5%
Diluted EPS	$1.01	$0.81	24.7%
Non-GAAP Diluted EPS	$1.52	$0.84	81.0%
Non-GAAP financial measures exclude the impact of acquisition and integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.

“I am pleased to report another quarter of strong results," stated Kevin Murai, President and Chief Executive Officer. “Excellent growth and leverage in Technology Solutions and steady progress in the integration of the IBM CRM business led to results ahead of our expectations.”

Fiscal 2014 Second Quarter Highlights:

•
Technology Solutions: Revenue was $3.16 billion, up 24.2% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, primarily the yen and the Canadian dollar, the Technology Solutions business grew approximately 26.1%. Technology Solutions income before non-operating items, income taxes and non-controlling interest was $70.1 million, or 2.22% of segment revenue, compared with $48.7 million, or 1.91% of segment revenue, in the fiscal second quarter of 2013.

•
Concentrix: Revenue was $293.5 million, up from $46.7 million over the prior fiscal year quarter due largely to the recently acquired IBM CRM business. Concentrix’ loss before non-operating items, income taxes and non-controlling interest was $2.2 million, or (0.74%) of Concentrix revenue, compared with income of $3.3 million, or 6.99% of Concentrix revenue, in the prior fiscal year quarter. Non-GAAP Concentrix income before non-operating items, income taxes and non-controlling interest was $27.8 million, or 9.48% of Concentrix revenue, for fiscal second quarter of 2014, compared to $4.3 million, or 9.12% of Concentrix revenue, in the prior year period.

•
The trailing fiscal four quarter ROIC was 8.5% compared to 9.6% in the prior year fiscal second quarter. Excluding the impact of acquisition and integration expenses, the current fiscal quarter’s trailing ROIC was 10.4%.

•	The cash conversion cycle was 46 days compared to 42 days in the prior year fiscal second quarter, due to growth in both business segments.

•	The debt to capitalization ratio was 38%, up from 18% in the prior year fiscal second quarter, primarily due to financing the acquisition of the IBM CRM business.

•	Depreciation and amortization were $9.2 and $15.2 million respectively.

Fiscal 2014 Third Quarter Outlook:
The following statements are based on the Company’s current expectations for the fiscal 2014 third quarter and do not include acquisition and integration expenses and amortization of intangibles. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.3 billion to $3.4 billion.

•	Non-GAAP net income is expected to be in the range of $56.9 million to $58.9 million.

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.45 to $1.50.

•
After-tax amortization of intangibles is expected to be $11.2 million, or $0.28 per share. These estimates are based on the preliminary purchase price allocation of the IBM CRM acquisition and are subject to change.

“Our third quarter guidance reflects continued strong performance in both our Technology Solutions and Concentrix business segments” stated Kevin Murai, President and CEO of SYNNEX Corporation. “We are positive on the market demand and confident in our ability to execute.”

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded.

About SYNNEX
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and global business services. Founded in 1980, SYNNEX employs approximately 53,000 full-time and part-time associates worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude the amortization of intangible assets and acquisition and integration related expenses. These non-GAAP measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

SYNNEX management uses the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information, and the non-GAAP measures in order to assess the performance of the Company's continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of the Company's operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following supplemental information table.

Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the growth in margin, sales, and profitability, the anticipated remaining closings in our acquisition of the IBM CRM business, success of the acquired IBM CRM business, success in and timing of integration of the acquired IBM CRM business, market demand, investments, our revenue, operating margins, net income and earnings per share, amortization of intangibles, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent and pending acquisitions; ability to complete the subsequent closings in our acquisition of the IBM CRM business; loss of vendors and suppliers as a result of our recent acquisitions; market acceptance and product life of the platforms sold by companies recently acquired; general economic conditions and any weakness in IT and consumer electronics spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in the tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our global business services and contract assembly business; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended February 28, 2014 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2014 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, HYVE SOLUTIONS, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, CONCENTRIX and HYVE SOLUTIONS Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	May 31, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$204,595	$151,622
Short-term investments	10,503	15,134
Accounts receivable, net	1,812,568	1,593,191
Receivable from related parties	631	146
Inventories	1,424,227	1,095,107
Current deferred tax assets	19,384	22,031
Other current assets	113,175	54,502
Total current assets	3,585,083	2,931,733
Property and equipment, net	187,488	133,249
Goodwill	376,460	188,535
Intangible assets, net	271,382	23,772
Deferred tax assets	377	7,867
Other assets	54,176	40,733
Total assets	$4,474,966	$3,325,889
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$697,417	$252,523
Accounts payable	1,481,805	1,350,040
Payable to related parties	15,993	3,861
Accrued liabilities	343,762	181,325
Income taxes payable	10,246	1,629
Total current liabilities	2,549,223	1,789,378
Long-term borrowings	278,932	65,405
Long-term liabilities	56,161	56,418
Deferred tax liabilities	9,224	3,047
Total liabilities	2,893,540	1,914,248
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	40	38
Additional paid-in capital	370,469	286,329
Treasury stock	(29,160)	(27,450)
Accumulated other comprehensive income	28,482	19,168
Retained earnings	1,211,105	1,133,137
Total SYNNEX Corporation stockholders’ equity	1,580,936	1,411,222
Noncontrolling interest	490	419
Total equity	1,581,426	1,411,641
Total liabilities and equity	$4,474,966	$3,325,889

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2014	May 31, 2013	May 31, 2014	May 31, 2013
Revenue	$3,453,535	$2,591,361	$6,480,519	$5,052,200
Cost of revenue	(3,174,521)	(2,436,571)	(5,994,859)	(4,741,323)
Gross profit	279,014	154,790	485,660	310,877
Selling, general and administrative expenses	(210,931)	(102,826)	(355,627)	(202,973)
Income before non-operating items, income taxes and noncontrolling interest	68,083	51,964	130,033	107,904
Interest expense and finance charges, net	(6,160)	(4,863)	(10,658)	(10,356)
Other income (expense), net	(197)	528	2,771	1,789
Income before income taxes and noncontrolling interest	61,726	47,629	122,146	99,337
Provision for income taxes	(22,147)	(16,837)	(44,109)	(35,154)
Net income	39,579	30,792	78,037	64,183
Net income attributable to noncontrolling interest	(28)	(23)	(69)	(45)
Net income attributable to SYNNEX Corporation	$39,551	$30,769	$77,968	$64,138
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.02	$0.84	$2.04	$1.75
Diluted	$1.01	$0.81	$2.01	$1.69
Weighted-average common shares outstanding:
Basic	38,663	36,783	38,165	36,724
Diluted	39,203	37,869	38,720	37,950

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2014	May 31, 2013	May 31, 2014	May 31, 2013
Revenue:
Technology Solutions	$3,162,998	$2,547,216	$6,065,905	$4,966,132
Concentrix	293,482	46,748	420,447	91,098
Inter-segment elimination	(2,945)	(2,603)	(5,833)	(5,030)
Consolidated	$3,453,535	$2,591,361	$6,480,519	$5,052,200

Income before non-operating items, income taxes and noncontrolling interest:
Technology Solutions	$70,134	$48,686	$133,665	$102,222
Concentrix	(2,169)	3,266	(3,948)	5,690
Inter-segment elimination	118	12	316	(8)
Consolidated	$68,083	$51,964	$130,033	$107,904

Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

Effective in the first quarter of 2014, the Company realigned its business segments. Certain operations of the Company which were previously reported under the Concentrix segment and which provided inter-segment support and IT services to the Technology Solutions segment have now been aligned with and report into the Technology Solutions segment. The Concentrix segment includes the legacy Concentrix business and the newly acquired IBM customer care business. For comparability, the financial information presented herein reflects the impact of the preceding segment structure change for all periods presented.

	Three Months Ended		Six Months Ended
	May 31, 2014	May 31, 2013	May 31, 2014	May 31, 2013
Consolidated:
Revenue	$3,453,535	$2,591,361	$6,480,519	$5,052,200

GAAP operating income	$68,083	$51,964	$130,033	$107,904
IBM CRM acquisition and other integration expenses	15,741	—	24,649	—
Amortization of intangibles	15,166	1,971	20,863	3,924
Non-GAAP operating income	$98,990	$53,935	$175,545	$111,828

GAAP operating margin	1.97%	2.01%	2.01%	2.14%
Non-GAAP operating margin	2.87%	2.08%	2.71%	2.21%

Technology Solutions
Revenue	$3,162,998	$2,547,216	$6,065,905	$4,966,132

GAAP operating income	$70,134	$48,686	$133,665	$102,222
Amortization of intangibles	910	974	1,896	1,906
Non-GAAP operating income	$71,044	$49,660	$135,561	$104,128

GAAP operating margin	2.22%	1.91%	2.20%	2.06%
Non-GAAP operating margin	2.25%	1.95%	2.22%	2.10%

Concentrix
Revenue	$293,482	$46,748	$420,447	$91,098

GAAP operating income (loss)	$(2,169)	$3,266	$(3,948)	$5,690
IBM CRM acquisition and other integration expenses	15,741	—	24,649	—
Amortization of intangibles	14,256	998	18,967	2,019
Non-GAAP operating income	$27,828	$4,264	$39,668	$7,709

GAAP operating margin	(0.74)%	6.99%	(0.94)%	6.25%
Non-GAAP operating margin	9.48%	9.12%	9.43%	8.46%

Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	May 31, 2014	May 31, 2013	May 31, 2014	May 31, 2013
Net income attributable to SYNNEX Corporation	$39,551	$30,769	$77,968	$64,138
IBM CRM acquisition and other integration expenses, net of taxes(1)	10,179	—	15,849	—
Amortization of Intangibles(1)	9,725	1,274	13,352	2,535
Non-GAAP net income attributable to SYNNEX Corporation	$56,455	$32,043	$107,169	$66,673

Diluted EPS	$1.01	$0.81	$2.01	$1.69
IBM CRM acquisition and other integration expenses	0.26	—	0.42	—
Amortization of Intangibles	0.25	0.03	0.34	0.06
Non-GAAP Diluted EPS	$1.52	$0.84	$2.77	$1.75
(1) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the period.